Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44253, 333-18127, 333-01554, 333-01552, 333-110943, 033-97592, and 333-137193 of Midwest Air Group, Inc. on Form S-8 and Nos. 333-91246, 333-110639, 333-110900, and 333-111016 on Form S-3 of our reports dated February 26, 2007, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Midwest Air Group, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans), of Midwest Air Group, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Midwest Air Group, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

February 26, 2007